UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2016

NANTKWEST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(805) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On August 24, 2016, the audit committee of the board of directors of NantKwest, Inc. (the “Company”) approved the dismissal of Mayer Hoffman McCann, P.C. (“Mayer Hoffman”), as the independent registered public accounting firm previously engaged to audit the Company’s financial statements, effective immediately.

Mayer Hoffman’s report relating to the financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of Mayer Hoffman, there were no disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference to the subject matter of the disagreements in connection with its report.

There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2015 and 2014, or during the subsequent interim period through August 24, 2016, except for the existence of a material weakness in internal control over financial reporting as of December 31, 2015 discussed below.

As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and again in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, we concluded that there were material weaknesses in our internal control over financial reporting. Additionally, we disclosed on our Form 8-K filed on March 10, 2016 that our quarterly reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015 should no longer be relied upon due to the combined effect of financial statement errors primarily attributable to certain stock-based awards granted to the Company’s Chairman and Chief Executive Officer and build-to-suit lease accounting related to one of our research and development and Good Manufacturing Practices or GMP facilities. A material weakness is a significant deficiency, or a combination of significant deficiencies, in internal control over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim condensed consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses that we identified relate to (1) our chief financial officer having almost complete responsibility for the processing of financial information; (2) our finance department not having adequate staff to process in a timely manner complex, non-routine transactions, including accounting for our investment in and asset purchase of Inex Bio, as well as transactions such as stock-based awards and build-to-suit leases; and (3) a lack of adequate staffing levels, resulting in insufficient time spent on review and approval of certain information used to prepare our condensed consolidated financial statements and the maintenance of effective controls to adequately monitor and review significant transactions for financial statement completeness and accuracy. These control deficiencies, although varying in severity, contributed to the material weaknesses in the control environment. If one or more material weaknesses persist or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report our financial results could be adversely affected.

The Company has authorized Mayer Hoffman to respond fully to the inquiries of the successor independent registered public accounting firm concerning the material weakness.

The Company provided Mayer Hoffman a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested Mayer Hoffman to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. A copy of that letter is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

Also, on August 24, 2016, the audit committee engaged Ernst & Young LLP (“EY”) as the Company’s registered independent public accounting firm, effective immediately. The audit committee participated in and approved the decision to engage EY.

During the Company’s two most recent fiscal years ended December 31, 2015 and 2014 and through August 24, 2016, neither the Company nor anyone acting on its behalf consulted with EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

16.1	Letter to Securities and Exchange Commission from Mayer Hoffman McCann, P.C., dated August 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

By:	/s/ Richard J. Tajak
Richard J. Tajak Chief Financial Officer

Date: August 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from Mayer Hoffman McCann, P.C. dated August 26, 2016.